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                                FORM 8-A/A-2

                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           MILESTONE HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                  75-2592398
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

        2501 CEDAR SPRINGS ROAD, SUITE 600, LB15, DALLAS, TEXAS 75201
           (Address of principal executive offices)          (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]

      Securities to be registered pursuant to Section 12(b) of the Act:
                                    NONE

      Securities to be registered pursuant to Section 12(g) of the Act:


                        COMMON STOCK, $.001 PAR VALUE


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


The material set forth in the section captioned "Description of Capital Stock" in the Registrant's Form S-1 Registration Statement (Registration No. 333-9013), filed with the Securities and Exchange Commission on July 26, 1996, is incorporated herein by reference.


ITEM 2.  EXHIBITS.

Exhibit No.       Description
-----------       -----------


     1. Certificate of Incorporation of the Company, dated as of July 26, 1996 (filed as Exhibit 3.1 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     2.           Bylaws of the Company adopted July 26, 1996 (filed as Exhibit
                  3.2 to the Company's Amendment No. 1 on Form S-1 (No.333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).





     3. Form of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Company's Amendment No. 4 to Form S-1 (No. 333-09013) filed with the Commission on October 2, 1996 and incorporated herein by reference).



     4.           Form of Amended and Restated Bylaws of the Company (filed as
                  Exhibit 3.4 to the Company's Amendment No. 4 on Form S-1 (No.333-09013) filed with the Commission on October 2, 1996 and incorporated herein by reference).





     5. Specimen certificate for shares of Common Stock, $.001 par value, of the Company (filed as Exhibit 4.1 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     6. Registration Rights Agreement, dated as of May 31, 1995, among MHI and Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P., Charles L. Allen, Roy W. Griffitts, Jr., William A. Brosius, and ING (filed as Exhibit 4.2 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     7. Stockholders Agreement, dated as of May 31, 1995, among MHI and Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P., Charles L. Allen, Roy W. Griffitts, Jr. and William A. Brosius (filed as Exhibit 4.3 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     8. Warrant Purchase Agreement, dated as of May 31, 1995, between MHI and ING (filed as Exhibit 4.4 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     9. Warrant Certificate, dated May 31, 1995, pursuant to which MHI issued 297,973 warrants to ING (filed as Exhibit 4.5 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     10. Put and Call Agreement, dated May 31, 1995, among the Company, MHI, MHI Acquisition Corporation I and ING (filed as Exhibit
                  4.6 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     11. Form of Founder Performance Stock Purchase Agreement, dated as of May 31, 1995, between: MHI and each of Charles L. Allen, Roy W. Griffitts, Jr., and William A. Brosius (filed as
                  Exhibit 4.7 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     12. Series A Preferred Stock Purchase Agreement, dated as of May 31, 1995, among MHI and Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P., Charles L. Allen, Roy W. Griffitts, Jr., and William A. Brosius (filed as Exhibit 4.8 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     13. Morgan Stanley Letter Agreement, dated May 31, 1995, between Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P., MHI, MHI Acquisition Corporation I, the Company, MileStone Healthcare Management, Inc., Trucare Health Systems, Inc., Trucare Rehabilitation Systems, Inc., and Trucare Physical Therapy Services, Inc. and ING (filed as
                  Exhibit 4.9 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     14. 1996 Stock Option Plan, including form of Stock Option Agreement (filed as Exhibit 4.10 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     15. Form of Warrant, dated April 30, 1996, issued by each of Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V. and Morgan Investors, L.P. to each of Alan Gerry and SV Capital Partners, L.P. for purchase of shares of Series A Preferred Stock of MHI (filed as Exhibit
                  4.11 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).



     16. Merger Agreement between MHI and the Company dated July 26, 1996 (filed as Exhibit 4.12 to the Company's Amendment No. 1 to Form S-1 (No. 333-09013) filed with the Commission on August 21, 1996 and incorporated herein by reference).


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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 2nd day of October, 1996.



MILESTONE HEALTHCARE, INC.




By: /s/ WILLIAM A. BROSIUS
   -----------------------------------
       William A. Brosius, Secretary